UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROCKET LAB USA, INC.
(Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2023

May 31, 2023

Following the filing of its notice and proxy statement on Schedule 14A (the “Proxy Statement”) for the 2023 annual meeting of stockholders (the “Annual Meeting”) with the Securities and Exchange Commission on April 28, 2023, Rocket Lab USA, Inc. (“Rocket Lab”) discovered a typo in the day of the week of the Annual Meeting listed in the Annual Meeting notice. Accordingly, Rocket Lab is hereby amending the Proxy Statement solely in order to correct the day of the week on which the meeting will occur on the notice from “Thursday, June 14, 2023” to “Wednesday, June 14, 2023.” There are no other revisions to the Proxy Statement.

The Notice to Stockholders set forth as the initial page of the Proxy Statement is hereby amended in its entirety to read as set forth on Annex I to this Supplement to reflect the correction described above (the “Amended Notice”). A copy of the Amended Notice is being mailed to stockholders beginning on or about the date hereof.

Annex I

Rocket Lab USA, Inc.

3881 McGowen Street

Long Beach, California

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 14, 2023

To Our Stockholders:

You are invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of Rocket Lab USA, Inc. to be held on Wednesday, June 14, 2023, beginning at 1:30 p.m. Pacific Daylight Time. The Annual Meeting will be a virtual meeting that will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RKLB2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or on the instructions that accompanied your proxy materials.

At the Annual Meeting, you are asked to consider and act upon the following proposals:

(1) To elect three Class II director nominees named in the proxy statement to our Board of Directors;

(2) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3) To approve, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;

(4) To approve, on a non-binding advisory basis, the compensation of our named executive officers disclosed in the accompanying proxy statement; and

(5) To transact such other business as may properly come before the meeting or any adjournment, continuance or postponement thereof.

Each of the matters to be acted upon at the meeting are more fully described in our proxy statement.

The record date for the Annual Meeting is April 19, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment, continuance or postponement thereof. To facilitate voting, internet and telephone voting are available. The instructions for voting are on the proxy card. If you hold your shares through a bank, broker or other holder of record, please follow the voter instructions you received from the holder of record.

Please carefully review the proxy statement and then complete and sign your proxy and return it promptly. If you attend the virtual meeting and decide to vote during the meeting, you may withdraw your proxy by voting at the meeting.

YOUR VOTE IS IMPORTANT.

All stockholders will have the ability to access the proxy materials on the website referred to in this Amended Notice of Annual Meeting or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The Notice was first mailed to stockholders commencing on or about April 28, 2023. Please act as soon as possible to vote your shares whether or not you intend on attending the Annual Meeting.

By Order of the Board of Directors

Arjun L. Kampani

Senior Vice President, General Counsel and Secretary

Long Beach, California

April 28, 2023 (As Amended on May 31, 2023)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 14, 2023

The Amended Notice of Annual Meeting, Proxy Statement, Supplement and our Annual Report are available electronically at www.proxyvote.com